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                                                                   EXHIBIT 10.11

FORM OF CONSULTING AGREEMENT effective as of the first (1st) day of March, 2004.

BETWEEN:           MAAX INC.;

                                                                     ("COMPANY")
AND:               ________, _________, residing at
                   ________________________________

                                                                  ("CONSULTANT")
RECITALS:

A. The Consultant, prior to this day, was engaged by Gestion Camada Inc. by virtue of various agreements made between the Consultant and Gestion Camada Inc., including, without limitation, an employment agreement dated January 10, 2001, as amended, which agreements have terminated as of February 29, 2004 (collectively, the "TERMINATED AGREEMENTS");

B. The Company wishes to engage the Consultant as an independent contractor to perform certain consulting services for the Company.

      IN CONSIDERATION of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration (the receipt and adequacy of which are acknowledged), the parties agree as follows:

1.    INTERPRETATION.

1.1 In this Agreement, including the Recitals to this Agreement, unless the context otherwise requires:

(1) "AGREEMENT" means this consulting agreement as amended from time to time in accordance with its provisions.

(2) "BUSINESS DAY" means any day, except Saturdays and Sundays, on which banks are generally open for business in, except for the purposes of Section 13.2, Montreal, Quebec, and for purposes of Section 13.2, in the place specified in that Section.

(3) "CONFIDENTIAL INFORMATION" means all information relating to the business and affairs of the Company and all information supplied by a third party to the Company in confidence, which, at the time is confidential in nature (whether or not specifically identified as confidential), is known or should be known by the Consultant as being confidential and has been or is from time to time used by, developed by, made known to or otherwise learned by, the Consultant through the use of any of the Company's facilities or resources, in the course of conducting the business and affairs of the Company or in the course of performing its services and duties under this Agreement, and includes: (i) all
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      intellectual property, including trade secrets; (ii) all information treated as proprietary by the Company; and (iii) all confidential facts relating to the Company. Notwithstanding the foregoing, "Confidential Information" does not include any information that at the time has become generally available to the public other than as a result of disclosure by the Consultant, was available to the Consultant on a non-confidential basis before the date of this Agreement or becomes available to the Consultant on a non-confidential basis from a Person (other than the Company or any of its representatives) who is not, to the knowledge of the Consultant, otherwise bound by confidentiality obligations to the Company or otherwise prohibited from transmitting the information to the Consultant.

(4) "PERSON" is to be broadly interpreted and includes an individual, a company, a corporation, a partnership, a joint venture, a trust, an association, an unincorporated organization, a regulatory body or agency, a governmental authority or agency, an executor or administrator or other legal or personal representative, or any other juridical entity.

(5) "TERM" means the three (3) month period following the date of this Agreement subject to renewal in accordance with Section 9.

(6)   "TRANSMISSION" has the meaning attributed to that term in Section 13.

1.2   In this Agreement:

      (a) the division into Sections and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of this Agreement;

      (b) the expressions "hereof", "herein", "hereto", "hereunder", "hereby" and similar expressions refer to this Agreement and not to any particular portion of this Agreement; and

      (c)   unless specified otherwise or the context otherwise requires:

            (i) references to any Section are references to the Section of this Agreement;

            (ii) "including" or "includes" means "including (or includes) but is not limited to" and shall not be construed to limit any general statement preceding it to the specific or similar items or matters immediately following it;

            (iii) references to any legislation, statutory instrument or regulation or a section thereof, unless otherwise specified, is a reference to the legislation, statutory instrument, regulation or section as amended, restated and re-enacted from time to time; and

            (iv) words in the singular include the plural and vice-versa and words in one gender include all genders.


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2.    ENGAGEMENT BY THE COMPANY AND CONSULTING PERIOD

      The Company engages the Consultant for the Term to perform such services as the Consultant shall reasonably be directed to perform by the President and CEO of the Company, up to a maximum of twenty (20) working days during the Term.

3.    ACCEPTANCE OF ENGAGEMENT BY CONSULTANT

      The Consultant accepts the engagement and shall render the services and perform the duties described in Section 2. In the performance of the duties and services under this Agreement, the Consultant shall act honestly and in good faith with a view to the best interests of the Company. While the Consultant shall not be obligated to provide services to the Company on an exclusive basis, the Consultant shall perform the duties and services under this Agreement on a timely basis.

4.    NATURE OF RELATIONSHIP

4.1 The parties acknowledge that, (a) the relationship of the Consultant to the Company is that of an independent contractor; (b) the Consultant is not an employee, dependent contractor or agent of the Company; (c) the Company and the Consultant are not partners or joint venturers with each other; and (d) nothing in this Agreement shall be construed as (i) making the Company and the Consultant partners or joint venturers; (ii) making the Consultant an agent, employee or dependent contractor of the Company; or (iii) imposing any liability as partner, joint venturer, principal, agent, dependent contractor or employee of the Company or the Consultant, as the case may be.

4.2 Without limiting the generality of Section 4.1, the Consultant shall have no authority to act, or to hold the Consultant out, as agent of the Company or any of its Subsidiaries, or to bind the Company or any of its Subsidiaries to any third party and the Consultant shall so inform all third parties with whom the Consultant deals in the performance of the services and duties under this Agreement. The Consultant shall not use the name of the Company or any of its Subsidiaries in any advertisement or promotional or marketing material or, without the use of any such name, suggest or imply in any such material that the Consultant has a relationship with the Company or any of its Subsidiaries.

5.    COMPENSATION

5.1 As compensation for its services under this Agreement, the Company shall pay to the Consultant an aggregate amount of $20,000 for the Term payable in three
(3) equal monthly instalments, on the last Business Day of each month of the Term. The Consultant shall be entitled to participate in, and receive benefits under, the Company's group insurance plan until the earlier of June 30, 2004 and the closing of that certain transaction involving the purchase by J.W. Childs, Borealis and OMERS of all of the outstanding common shares of the Company. Interest shall be charged on any overdue payments at the rate of 10% per annum, calculated and compounded monthly from the due date on the outstanding daily amount. Any payment to the Consultant pursuant to this Section 5.1 shall be made by negotiable cheque or official bank draft, in each case drawn on a Canadian chartered bank.


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5.2 The amounts to be paid by the Company to the Consultant set out in Section
5.1 are exclusive of goods and services tax and provincial sales tax. As an independent contractor, the Consultant shall be responsible for the payment of all income taxes attributable to any payments made under this Agreement. The Consultant shall indemnify and save harmless the Company from any and all fees, assessments, levies, rates, taxes, interest, penalties or other charges made, demanded, assessed or otherwise claimed by any provincial or federal government or other body of competent jurisdiction in respect of any monies paid to the Consultant under this Agreement, except goods and services and provincial sales taxes. Without limiting the foregoing, if the Company is assessed or reassessed by any applicable federal or provincial authority or if any claim is made against the Company respecting any failure by the Company to deduct or withhold any amount required by law, the Consultant shall pay to the Company the amount of money that may be required by the applicable authority to be paid by the Company to satisfy fully any claim made by the authority against the Company.

5.3 Where goods and services tax or Quebec sales tax is applicable in respect of fees or other amounts payable to the Consultant pursuant to this Agreement, the Consultant shall within ten (10) Business Days of each such payment provide to the Company such receipts or other documents as are required in order for the Company to claim input tax credits or other relief in respect of such tax.

6.    EXPENSES

      The Company shall reimburse the Consultant his reasonable expenses incurred in connection with the performance of the services contemplated in this Agreement, the whole in accordance with the past practices of the Company.

7.    CONFIDENTIALITY AND OWNERSHIP RIGHTS

7.1 Subject to Section 7.2, during and at all times after the Term, the Consultant shall hold in confidence and keep confidential all Confidential Information and shall not use for the benefit of the Consultant or others (except in connection with the business and affairs of the Company in the course of providing its services under this Agreement) any Confidential Information and shall not disclose any Confidential Information to any person except in the course of providing its services under this Agreement to a Person who is employed by the Company or with the Company's prior consent.

7.2 The prohibition in Section 7.1 shall not apply to the disclosure or use of Confidential Information where the disclosure or use is required by applicable law, regulation, judgement or order of any regulatory or governmental authority or agency.

7.3 All documents, records, software programs, working papers, notes, memoranda, files and other records of or containers of Confidential Information made or compiled by the Consultant at any time or made available to the Consultant at any time in the course of providing services under this Agreement or during the course of providing services under the Terminated Agreements, including all copies thereof, shall be the property of the Company and belong solely to it, and shall be held by the Consultant solely for the benefit of the Company and shall be


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delivered to the Company by the Consultant on the termination of this Agreement or at any other time on request by the Company.

7.4 The Consultant shall during the Term promptly disclose to the Company in writing all ideas, inventions, formulae and discoveries relating to the business of the Company, whether or not conceived or developed on the premises of the Company. The Consultant specifically acknowledges that those ideas, inventions, formulae and discoveries shall be the property of the Company, which shall have the exclusive right to any patents, trademarks, copyrights, licences or any other protection which is issued on or which may arise with respect to those ideas, inventions, formulae and discoveries. The Consultant assigns to the Company all of the right, title and interest of the Consultant in those ideas, inventions, formulae and discoveries and in any patent, trademark, copyright, licence or any other protection which may be issued on or which may arise in respect of, those ideas, inventions, formulae and discoveries.

7.5 The Consultant shall cause each of its representatives performing any of the duties and services of the Consultant under this Agreement, prior to commencing to perform those duties or services, to enter into an agreement with the Company agreeing to be bound by the provisions of this Section 7 and the Consultant shall be liable to the Company for any breach or contravention of that agreement by the representative.

7.6 The obligations of the Consultant under this Section 7 are to remain in effect in perpetuity and shall exist and continue in full force and effect notwithstanding any breach or repudiation, or alleged breach or repudiation, by the Company of this Agreement. The obligations contained in this Section 7 are not in substitution for any obligations which the Consultant may now or hereafter owe to the Company and which exist apart from this Section 7 and do not replace any rights of the Company with respect to any such obligations.

8.    REMEDIES

      The Consultant specifically acknowledges that a breach or threatened breach by the Consultant of any of the provisions of Section 7 would cause the Company and its shareholders irreparable harm not compensable in damages alone. The Consultant further acknowledges that it is essential to the effective enforcement of this Agreement that in addition to any other remedies to which the Company may be entitled, the Company be entitled to seek and obtain, in summary manner, from any court having jurisdiction under Section 16, interim, interlocutory and permanent injunctive relief without showing irreparable harm, specific performance and other equitable remedies.

9.    RENEWAL

      This Agreement may be renewed by mutual agreement of the Company and the Consultant. Any such renewal shall be on such terms and for such length of time as the Company and the Consultant may agree in writing from time to time (each such renewed period to be likewise referred to herein as the "TERM").


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10.   INDEMNIFICATION

      The Company shall indemnify and save harmless the Consultant from any and all costs, charges and expenses, including all amounts paid to settle an action or to satisfy a judgement, reasonably incurred by the Consultant in respect of any civil, criminal or administrative action or proceeding to which the Consultant is party by reason of being or having been engaged by the Company under this Agreement, other than an action by the Company as a result of a breach or alleged breach by the Consultant of this Agreement or of any duty owed by the Consultant to the Company, if (a) the Consultant acted honestly and in good faith with a view to the best interests of the Company; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Consultant had reasonable grounds for believing that its conduct was lawful.

11.   RELEASE AND DISCHARGE

      (a) Other than in respect of those matters set out in that certain letter agreement between the Consultant and the Company dated March 5, 2004, the Consultant hereby releases and forever discharges the Company from any and all actions, causes of action, claims, demands, covenants, obligations, contracts, liabilities, costs and damages, whether absolute or contingent and of any nature whatsoever (each, a "CLAIM"), which the Consultant, as an officer, director, creditor, consultant or employee of Gestion Camada Inc. or the Company, now has or hereafter can, shall or may have, for or by reason of or in any way arising out of any cause, matter or thing whatsoever existing up to the date of this release and, including, without limiting the generality of the foregoing, for or by reason of or in any way arising out of any claim for indebtedness of the Company to the Consultant, monies advanced, salary, wages, bonuses, commissions, expenses, retirement or pension allowances, stock option plans, fees or other remuneration by or of every nature and kind whether authorized by law, agreement, resolution or otherwise, including without limitation, the Terminated Agreements, except that this release shall not apply to any Claims arising out of this Agreement.

      (b) The Consultant hereby agrees that at the expiry of the Term of the Agreement or any renewal thereof, he will provide full and final release and discharge to the Company for any Claims arising out of this Agreement and hereby declares that good and valuable consideration has been provided for such (the receipt and adequacy of which is acknowledged) at the time of the execution of the presents.

12.   ENTIRE AGREEMENT

      This Agreement constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement and supersedes all prior correspondence, agreements, negotiations, discussions and understandings, if any, written or oral and in particular the Terminated Agreements. Except as specifically set out in this Agreement, there are no representations, warranties, conditions or other agreements or acknowledgements, whether direct or collateral, express or implied, written or oral, statutory or otherwise, that form part of or affect this Agreement or which induced either party to enter into this Agreement. No reliance is placed


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on any representation, warranty, opinion, advice or assertion of fact made either prior to, concurrently with, or after entering into, this Agreement, or any amendment or supplement thereto, by the Company or its directors, officers, employees, agents and other representatives and advisors to the Consultant or its directors, officers, employees, agents and other representatives and advisors, except to the extent the representation, warranty, opinion, advice or assertion of fact has been reduced to writing and included as a term in this Agreement, and the Consultant has not been induced to enter into this Agreement or any amendment or supplement by reason of the representation, warranty, opinion, advice or assertion of fact. There shall be no liability of any kind whatsoever assessed in relation to the representation, warranty, opinion, advice or assertion of fact, except as contemplated in this Section.

13.   NOTICES

13.1 Any notice, demand or other communication (in this Section 13, a "NOTICE") required or permitted to be given or made under this Agreement must be in writing and is sufficiently given or made if (a) delivered in person and, if applicable, left with a receptionist or other responsible employee of the relevant Party at the applicable address set forth below; (b) sent by prepaid courier service or (except in the case of actual or apprehended disruption of postal service) mail; or (c) sent by facsimile transmission, with confirmation of transmission by the transmitting equipment, a "TRANSMISSION");

            in the case of a notice to the Company. addressed to it at:

            MAAX Inc.
            640 Cameron
            Sainte-Marie, Quebec G6E 1B2
            Attention:  President & CEO

            Telecopier: (418) 386-4520
            Telephone:  (418) 387-8055

            and in the case of a notice to the Consultant, addressed to it at:

            [name]
            [address]

            Telephone:

13.2 Any notice sent in accordance with this Section 13 shall be deemed to have been received (a) if delivered prior to or during normal business hours on a Business Day, on the date of delivery; (b) if sent by mail, on the fifth Business Day after mailing in the place where the notice is received, or, in the case of disruption of postal service, on the fifth Business Day after cessation of such disruption; (c) if sent by facsimile during normal business hours on a Business Day in the place where the transmission is received, on the same day that it was received by Transmission, on production of a Transmission report from the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the relevant facsimile number of the recipient; or (d) if sent in any other manner, actual receipt; except that any notice delivered in person or sent by Transmission after normal business hours on a Business


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Day or not on a Business Day shall be deemed to have been received on the next
Business Day in the place where the notice is received. Either party may change its address for notice by giving notice to the other party.

14.   SEVERABILITY

      Each provision of this Agreement is declared to constitute a separate and distinct covenant and to be severable from all other such separate and distinct covenants. If any provision of this Agreement or its application to either parry or circumstance is restricted, prohibited or unenforceable, that provision shall be ineffective only to the extent of that restriction, prohibition or unenforceability without invalidating the remaining provisions of this Agreement and, if applicable, without affecting its application to the other Parties or circumstances. To the extent permitted by applicable law, the parties waive any provision of applicable law which renders any provision of this Agreement invalid or unenforceable in any respect.

15.   WAIVER OF RIGHTS

      Except as expressly provided in this Agreement, any waiver of, or consent to depart from, the requirements of any provision of this Agreement shall be effective only if it is in writing and signed by the party giving it, and only in the specific instance and for the specific purpose for which it has been given. No failure on the part of any party to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver of such right. No single or partial exercise of any such right shall preclude any other or further exercise of such right or the exercise of any other right.

16.   JURISDICTION AND GOVERNING LAW

      Each Party irrevocably and unconditionally attorns to the exclusive jurisdiction of the courts of the province of Quebec. This Agreement and any dispute arising from or in relation to this Agreement shall be governed by, and interpreted and enforced in accordance with, the law of the province of Quebec and the laws of Canada applicable therein.

17.   COUNTERPARTS

      This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one agreement. To evidence the fact that it has executed this Agreement, a party may send a copy of its executed counterpart to the other party by Transmission and the signature transmitted by Transmission shall be deemed to be its original signature for all purposes.

18.   LANGUAGE

      The Parties have required that this Agreement and all contracts, documents or notices relating to this Agreement be in the English language. Les Parties ont exige que cette convention et tout contrat, document ou avis y afferent soient en langue anglaise.


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IN WITNESS WHEREOF the parties have duly executed this Agreement.

                                          MAAX INC.

                                          Per: /s/ Andre Heroux
                                               -------------------------------
                                               Name:  Andre Heroux
                                               Title:  President & CEO

                                               -------------------------------
                                               Name

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